UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

XBP Europe Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40206	85-2002883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 East Grauwyler Road Irving, Texas	75061
(Address of principal executive offices)	(Zip Code)

(844) 935-2832

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	XBP	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	XBPEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On December 15, 2023, the Audit Committee of the Board of Directors (the “Audit Committee”) of XBP Europe Holdings, Inc., a Delaware corporation f/k/a CF Acquisition Corp. VIII (the “Company,” “we,” “us” or “our”), approved the engagement of UHY LLP (“UHY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, effective December 20, 2023, and dismissed WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm, effective December 20, 2023. Withum has served as the Company’s auditor since 2020.

(a) Dismissal of Independent Registered Public Accounting Firm

Withum’s reports on the Company’s consolidated financial statements issued during each of the two most recent years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that such audit report contained an explanatory paragraph in which Withum expressed substantial doubt as to CF Acquisition Corp. VIII’s ability to continue as a going concern if it did not complete a business combination by September 16, 2023.

During the two most recent years ended December 31, 2022 and December 31, 2021, and during the subsequent interim period through December 15, 2023, (i) there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years, and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Withum with a copy of this Current Report on Form 8-K and requested that Withum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Withum agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of Withum’s letter dated December 20, 2023 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

During the Company’s two most recent years ended December 31, 2022 and December 31, 2021, and during the subsequent interim period through December 15, 2023, neither the Company nor anyone on its behalf consulted with UHY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, of the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that UHY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction thereto), or (iii) any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 8.01 Other Events.

Exela Technologies B.V. (“Exela”), an indirect wholly owned subsidiary of the Company, and David W. Jones, Exela’s Senior Vice President, Business Strategy, Sales and Marketing, mutually agreed to terminate his employment agreement, effective January 1, 2024 (the “Effective Date”). Mr. Jones was included as a named executive officer of XBP Europe, Inc., a Delaware corporation ("XBP Europe"), prior to the consummation of that certain Agreement and Plan of Merger, dated October 9, 2022 (as the terms and conditions therein may be amended, modified or waived from time to time, the “Merger Agreement”), by and among the Company, Sierra Merger Sub Inc., a Delaware corporation, BTC International Holdings, Inc., a Delaware corporation, and XBP Europe. In connection with the termination of his employment, Mr. Jones and Exela entered into a Termination/Amicable Settlement Agreement (the “Settlement Agreement”), pursuant to which Mr. Jones is expected to receive a one-time payment of €50,000, subject to withholding of any applicable (wage and/or income) taxes and/or the employee part of social security contributions (if any) or other mandatory employee contributions (if any), plus the value of accrued and unused vacation, within one month after the Effective Date, in exchange for a customary release of claims. Under the Settlement Agreement, Mr. Jones will remain bound by the post-termination provisions of his employment agreement with Exela effective 1 January, 2019, including customary confidentiality and invention assignment covenants, as well as a non-competition covenant and a non-solicitation clause.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
16.1	Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission, dated December 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2023

XBP EUROPE HOLDINGS, INC.

By:	/s/ Dejan Avramovic
Name:	Dejan Avramovic
Title:	Chief Financial Officer